705490696.2 1 FIRST AMENDMENT TO LEASE THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of April ___, 2013, by and between ARE-SD REGION NO. 32, LLC, a Delaware limited liability company (“Landlord”), and ILLUMINA, INC., a Delaware corporation (“Tenant”). RECITALS A. Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement dated as of March 27, 2012 (the "Lease"). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 497,078 rentable square feet ("Premises"), located at 5200 Illumina Way, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease. B. Landlord’s affiliate, ARE-San Francisco No. 43, LLC, a Delaware limited liability company, and Tenant are concurrently herewith entering into that certain Lease Agreement, dated on or about the date hereof (the “499 Lease”), pursuant to which Tenant shall lease certain premises at a property located at 499 Illinois Street, San Francisco, California. C. Landlord and Tenant desire, subject to the terms and conditions set forth herein to, amend the Lease to, among other things, extend the Land Rent Commencement Date (as such term is defined in Section 39(b) of the Lease). NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Land Rent Commencement Date. Notwithstanding anything to the contrary contained in the Lease, the Land Rent Commencement Date is hereby extended until January 1, 2018. 2. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker") in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than Cushman & Wakefield of San Diego. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment. 3. Miscellaneous. a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto. b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. c. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to

705490696.2 2 any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto. d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment. [Signatures are on the next page.]